UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

INTEGRATED MANAGEMENT INFORMATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

221 Wilcox, Suite A
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition

On February 29, 2012, Integrated Management Information, Inc. (“IMI” or the “Company”) entered into a Purchase and Exchange Agreement (the “Purchase Agreement”), dated February 29, 2012 but effective as of the close of business on December 31, 2011 by and among IMI and International Certification Services, Inc. (ICS), and each of Christina Docktor, Fred Kirschenmann, Robert Simmons, Ellen Cooke, James Deese, Annie Kirschenmann and other shareholders as individually named in the Agreement (collectively the “Sellers”).

Pursuant to the Purchase Agreement, on February 29, 2012 (the “Closing”) the Company acquired 60% of the issued and outstanding stock of ICS (the “Acquisition”) in exchange for aggregate consideration of $420,000, which includes $350,000 in cash and 172,840 shares (the “Shares”) of common stock of IMI valued at approximately $70,000 based upon the average trading value of IMI stock for the four weeks prior to Closing of $0.405. The Purchase Agreement provides for 50% of the Shares to be held in escrow for a period of eighteen months to support any indemnification claims by IMI for breach of ICS representations, warranties and covenants under the Purchase Agreement. The Purchase Agreement also includes non-dilution provisions, and IMI has right of first refusal on the remaining 40% of the outstanding stock.

The Sellers and the Company each made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants with respect to the conduct of their respective businesses during the interim period between the execution of the Purchase Agreement and the Closing and certain actions the parties agreed not to take during such interim period.

On February 29, 2012, the Company, ICS and the Sellers also entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), which will, among other things, grant the existing ICS shareholders the right to designate two nominees to serve on the board of directors of ICS. The Sellers have made certain additional customary covenants, including not soliciting or initiating discussions, engaging in negotiations or providing any non-public information concerning alternative business combination transactions with respect to the transaction and covenants not to compete.

The transaction was financed through a combination of cash on hand and availability under the Company’s credit facility.

A copy of the Purchase and Exchange Agreement and the Shareholders’ Agreement is attached as Exhibit 2.1 and 2.2, respectively, and is incorporated herein by reference. The foregoing descriptions of the Purchase and Exchange Agreement and the Shareholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase and Exchange Agreement and the Shareholders’ Agreement.

Item 3.02	Unregistered Sales of Equity Securities

On February 29, 2012, the Company issued the Shares to the Sellers as partial consideration under the Purchase Agreement in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 7.01	Regulation FD Disclosure

On March 1, 2012, the Company issued a press release announcing the completion of the Acquisition.  A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits

(a) Financial statements of businesses acquired

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than 71 days following the date that this Report is required to be filed.

(b) Pro forma financial information

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d) Exhibits

Exhibit	Description
2.1	Purchase and Exchange Agreement, dated as of February 29, 2012, by and among Integrated Management Information, Inc. and International Certification Services, Inc.
2.2	Shareholders’ Agreement, dated as of February 29, 2012, by and among Integrated Management Information, Inc. and International Certification Services, Inc. and the selling shareholders.
99.1	Press Release, March 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED MANAGEMENT INFORMATION, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: March 2, 2012		Dannette Henning
Chief Financial Officer